Exhibit 20.1
Nissan Auto Lease Trust 2005-A
Settlement Statement for the month ended March 31, 2006

Collection Period Start	1-Mar-06	Distribution Date	17-Apr-06
Collection Period End	31-Mar-06	30/360 Days	30
Beg. of Interest Period	15-Mar-06	Actual/360 Days	33
End of Interest Period	17-Apr-06

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,550,442,391.02	1,409,995,076.78	1,377,042,330.88	0.8881609
Total Securities		1,550,442,391.02	1,409,995,076.78	1,377,042,330.88	0.8881609
Class A-1 Notes	4.271000%	219,700,000.00	79,252,685.76	46,299,939.86	0.2107416
Class A-2 Notes	4.610000%	242,000,000.00	242,000,000.00	242,000,000.00	1.0000000
Class A-3 Notes	4.700000%	445,000,000.00	445,000,000.00	445,000,000.00	1.0000000
Class A-4 Notes	4.798750%	488,700,000.00	488,700,000.00	488,700,000.00	1.0000000
Certificates	0.000000%	155,042,391.02	155,042,391.02	155,042,391.02	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	32,952,745.90	310,280.87	149.9897401	1.4122934
Class A-2 Notes	0.00	929,683.33	0.0000000	3.8416667
Class A-3 Notes	0.00	1,742,916.67	0.0000000	3.9166667
Class A-4 Notes	0.00	2,149,720.03	0.0000000	4.3988542
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	32,952,745.90	5,132,600.90

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	22,252,976.08
Monthly Interest	6,348,887.92
Total Monthly Payments	28,601,864.00

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	910,070.50
Aggregate Sales Proceeds Advance	430,816.90
Total Advances	1,340,887.40

Vehicle Disposition Proceeds:
Reallocation Payments	2,570,779.68
Repurchase Payments	81,375.00
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	12,447,721.53
Excess Wear and Tear and Excess Mileage	8,181.26
Remaining Payoffs	0.00
Net Insurance Proceeds	987,037.83
Residual Value Surplus	28,260.07
Total Collections	46,066,106.77

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	65,807	1,537,387,145.20	8.15000%	1,409,995,076.78
Total Depreciation Received		(20,589,499.62)		(17,409,855.88)
Principal Amount of Gross Losses	(117)	(2,983,430.33)		(2,793,989.54)
Repurchase / Reallocation	(4)	(84,314.47)		(81,375.00)
Early Terminations	(8)	(163,447.00)		(147,999.29)
Scheduled Terminations	(592)	(13,149,877.15)		(12,519,526.19)
Pool Balance - End of Period	65,086	1,500,416,576.63	8.15000%	1,377,042,330.88

III. DISTRIBUTIONS

Total Collections					46,066,106.77
Reserve Amounts Available for Distribution					0.00
Total Available for Distribution					46,066,106.77

1. Amounts due Indenture Trustee as Compensation or Indemnity					0.00
2. Reimbursement of Payment Advance					1,857,091.65
3. Reimbursement of Sales Proceeds Advance					624,109.44
4. Servicing Fee:
Servicing Fee Due					1,174,995.90
Servicing Fee Paid					1,174,995.90
Servicing Fee Shortfall					0.00
Total Trustee, Advances and Servicing Fee Paid					3,656,196.99

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall					0.00
Class A-1 Notes Interest on Interest Carryover Shortfall					0.00
Class A-1 Notes Monthly Available Interest Distribution Amount					310,280.87

Class A-1 Notes Monthly Interest Paid					310,280.87
Chg in Class A-1 Notes Int. Carryover Shortfall					0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall					0.00
Class A-2 Notes Interest on Interest Carryover Shortfall					0.00
Class A-2 Notes Monthly Available Interest Distribution Amount					929,683.33

Class A-2 Notes Monthly Interest Paid					929,683.33
Chg in Class A-2 Notes Int. Carryover Shortfall					0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall					0.00
Class A-3 Notes Interest on Interest Carryover Shortfall					0.00
Class A-3 Notes Monthly Available Interest Distribution Amount					1,742,916.67

Class A-3 Notes Monthly Interest Paid					1,742,916.67
Chg in Class A-3a Notes Int. Carryover Shortfall					0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Available Interest Distribution Amount	2,149,720.03

Class A-4 Notes Monthly Interest Paid	2,149,720.03
Chg in Class A-4 Notes Int. Carryover Shortfall	0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall	0.00
Certificate Interest on Interest Carryover Shortfall	0.00
Certificate Monthly Available Interest Distribution Amount	0.00

Certificate Monthly Interest Paid	0.00
Chg in Certificate Int. Carryover Shortfall	0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due	5,132,600.90
Total Note and Certificate Monthly Interest Paid	5,132,600.90
Total Note and Certificate Interest Carryover Shortfall	0.00
Chg in Total Note and Certificate Int. Carryover Shortfall	0.00

Total Available for Principal Distribution	37,277,308.88

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes	32,952,745.90

Total Class A Noteholders' Principal Carryover Shortfall	0.00
Total Class A Noteholders' Principal Distributable Amount	32,952,745.90
Chg in Total Class A Noteholders' Principal Carryover Shortfall	0.00

7. Total Monthly Principal Paid on the Certificates	0.00

Total Certificateholders' Principal Carryover Shortfall	0.00
Total Certificateholders' Principal Distributable Amount	0.00
Chg in Total Certificateholders' Principal Carryover Shortfall	0.00

Remaining Available Collections	4,324,562.98

IV. RESERVE ACCOUNT

Initial Reserve Account Amount		15,504,423.91
Required Reserve Account Amount		46,513,271.73
Beginning Reserve Account Balance		40,536,761.10
Reinvestment Income for the Period		301,506.97
Reserve Fund Available for Distribution		40,838,268.07
Reserve Fund Draw Amount		0.00
Deposit of Remaining Available Collections		4,324,562.98
Gross Reserve Account Balance		45,162,831.05
Remaining Available Collections Released to Seller		0.00
Ending Reserve Account Balance		45,162,831.05

V. POOL STATISTICS

Weighted Average Remaining Maturity		24.85
Monthly Prepayment Speed		98.000%
Lifetime Prepayment Speed		80.000%

	$	units
Recoveries of Defaulted and Casualty Receivables	2,364,842.94
Securitization Value of Defaulted Receivables and Casualty Receivables	2,793,989.54	117
Aggregate Defaulted and Casualty Gain (Loss)	(429,146.60)
Pool Balance at Beginning of Collection Period	1,409,995,076.78
Net Loss Ratio	-0.0304%

Cumulative Net Losses for all Periods	0.2054%	3,185,229.03

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	12,693,264.83	568
61-90 Days Delinquent	2,482,239.55	110
91-120+ Days Delinquent	669,529.14	31
Total Delinquent Receivables:	15,845,033.52	709
60+ Days Delinquencies as Percentage of Receivables	0.22%

Aggregate Sales Performance of Auctioned Vehicles	$	units
Sales Proceeds	1,272,816.10	68
Securitization Value	1,442,789.70
Aggregate Residual Gain (Loss)	(169,973.60)

Cumulative Sales Performance of Auctioned Vehicles	$	units
Cumulative Sales Proceeds	4,412,771.57	255
Cumulative Securitization Value	5,059,605.77
Cumulative Residual Gain (Loss)	(646,834.20)

VI. RECONCILIATION OF ADVANCES	.

Beginning Balance of Residual Advance		848,480.07
Reimbursement of Outstanding Advance		624,109.44
Additional Advances for current period		430,816.90
Ending Balance of Residual Advance		655,187.53

Beginning Balance of Payment Advance		3,608,740.36
Reimbursement of Outstanding Payment Advance		1,857,091.65
Additional Payment Advances for current period		910,070.50
Ending Balance of Payment Advance		2,661,719.21